Exhibit 10.14

Execution Version

SECOND AMENDMENT TO CONTRIBUTION AGREEMENT

THIS SECOND AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”) is made and entered into this 31st day of October, 2017, by and among Roan Holdco LLC (as successor in interest to Linn Energy Holdings, LLC (“LEH”)), a Delaware limited liability company (“Roan Holdco”), Linn Operating, LLC, a Delaware limited liability company (“LOI” and together with Roan Holdco, “Linn”), Roan Holdings, LLC (as successor in interest to Citizen Energy II, LLC (“Citizen”), a Delaware limited liability company (“Roan Holdings”), and Roan Resources, LLC, a Delaware limited liability Company (“Company”). Linn, Roan Holdings and the Company are sometimes referred to collectively as the “Parties” and individually as a “Party.” Capitalized terms used but not defined in this Amendment will have the meanings given to such terms in the Contribution Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into that certain Contribution Agreement, dated as of June 27, 2017, which was amended by that certain Second Amendment to Contribution Agreement between the Parties, dated as of August 31, 2017 (as amended, the “Contribution Agreement”).

WHEREAS, subsequent to execution of the Contribution Agreement and in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of the Company, LEH transferred its member interest in the Company to Roan Holdco and Citizen transferred its member interest in the Company to Roan Holdings.

WHEREAS, the Parties desire to amend and modify certain terms and conditions of the Contribution Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the benefits to be derived by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Linn Title Benefits.

a.	The last sentence of Section 4.2(b) is hereby deleted in its entirety and replaced with the following for all purposes: “Notwithstanding the foregoing, any Linn Title Benefits (i) within a Linn Section included in an asserted Linn Title Defect or (ii) created as a result of curing an asserted Linn Title Defect will be treated as a Linn Title Benefit if asserted prior to the Review Period so long as (x) Linn submits a Linn Title Benefit Notice in compliance with the previous sentence on or before November 30, 2017 or (y) Linn and Citizen agree to the existence and value of the Linn Title Benefit on or before December 7, 2017. The Parties agree that written agreement of the Linn Curative Representative and the Citizen Curative Representative (including agreement by email between the Curative Representatives) will be sufficient evidence of such agreement.

b.	For avoidance of doubt no Linn Title Benefit included as a result of this Amendment will not be used in any other manner than to reduce the Linn Title

Defect Amount as described by Section 4.2(d)(iv) of the Contribution Agreement. Linn Title Benefits permitted solely as a result of this Amendment may not be used as Linn Cost Credited Leases.

2.	Citizen Title Benefits.

a.	The last sentence of Section 4.3(b) is hereby deleted in its entirety and replaced with the following for all purposes: “Notwithstanding the foregoing, any Citizen Title Benefits (i) within a Citizen Section included in an asserted Citizen Title Defect or (ii) created as a result of curing an asserted Citizen Title Defect will be treated as a Citizen Title Benefit if asserted prior to the Review Period so long as (x) Citizen submits a Citizen Title Benefit Notice in compliance with the previous sentence on or before November 30, 2017 or (y) Linn and Citizen agree to the existence and value of the Citizen Title Benefit on or before December 7, 2017. The Parties agree that written agreement of the Linn Curative Representative and the Citizen Curative Representative (including agreement by email between the Curative Representatives) will be sufficient evidence of such agreement.

b.	For avoidance of doubt no Citizen Title Benefit included as a result of this Amendment will not be used in any other manner than to reduce the Citizen Title Defect Amount as described by Section 4.3(d)(iv) of the Contribution Agreement. Citizen Title Benefits permitted solely as a result of this Amendment may not be used as Citizen Cost Credited Leases.

3.	Certain Provisions. The Parties acknowledge and agree that following Sections of the Contribution Agreement are incorporated herein by reference mutatis mutandis: Sections 1.2 (References and Rules of Construction), 17.1 (Governing Law), 17.2 (Conspicuous Language), 17.3 (Dispute Resolution), 17.4 (Counterparts), 17.5 (Notices), 17.6 (Expenses), 17.7 (Waiver; Rights Cumulative), 17.10 (Parties in Interest), 17.11 (Binding Effect), 17.12 (Preparation of Agreement), 17.13 (Severability), 17.14 (Limitation on Damages), 17.15 (Assignment), and 17.9 (Amendment).

4.	Ratification. Except as modified by this Amendment, the Contribution Agreement remains in full force and effect in accordance with its terms.

[Signature page follows]

Execution Version

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first set forth above.

PARTIES:

ROAN HOLDCO LLC

By:	/s/ David B. Rottino
Name: David B. Rottino
Title: Executive Vice President and Chief Financial Officer

LINN OPERATING, LLC

By:	/s/ David B. Rottino
Name: David B. Rottino
Title: Executive Vice President and Chief Financial Officer

ROAN RESOURCES LLC

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	Operating Committee Member

CITIZEN ENERGY II, LLC

By:	/s/ James Woods
Name:	James Woods
Title:	Vice President – Land